UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 2, 2011

THE ALLSTATE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

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(State or Other Jurisdiction of Incorporation)

1-11840	36-3871531
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(Commission File Number)	(IRS Employer Identification No.)

2775 Sanders Road, Northbrook, Illinois          60062

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(Address of Principal Executive Offices)    (Zip Code)

Registrant’s   telephone   number,   including  area  code: (847) 402-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, Registrant’s employment of Joseph P. Lacher, Jr., President of Allstate Protection, was terminated effective July 17, 2011.  In connection with the termination, the Registrant entered into a Voluntary Separation Agreement and Release (the “Agreement”) with Mr. Lacher on September 2, 2011.

Under the Agreement, Mr. Lacher will receive an aggregate amount of $730,000.00 in two payments on or before January 15, 2012.  Mr. Lacher will not be entitled to any payments under the Annual Executive Incentive Plan for the 2011 performance year, the Allstate Severance Plan, or his change of control employment agreement. His unvested stock option awards and his restricted stock unit awards are forfeited.  His vested options will expire in accordance with their terms.  The Agreement includes Mr. Lacher’s agreement to noncompetition, nonsolicitation, and confidentiality covenants as well as mutual releases and nondisparagement covenants.  The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement attached as Exhibit 10, which is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	10	Voluntary Separation Agreement and Release between Joseph P. Lacher, Jr. and Allstate Insurance Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALLSTATE CORPORATION

By:	/s/ Mary J. McGinn
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	Name:	Mary J. McGinn
	Title:	Senior Vice President,
Deputy General Counsel
and Secretary

Date:  September 2, 2011